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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Exchange National Bancshares, Inc:

We consent to the incorporation by reference in the registration statement (No. 333-68388) on Form S-8 of Exchange National Bancshares, Inc. of our reports dated March 11, 2005, with respect to the consolidated balance sheets of Exchange National Bancshares, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Exchange National Bancshares, Inc.


/s/ KPMG LLP

St. Louis, Missouri
March 15, 2005